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                                                                       EXHIBIT 1


                        [Deloitte & Touche Letterhead]



February 26, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549


Dear Sirs/Madams:


We have read and agree with the comments in Item 4 of Form 8-K of Ironstone Group, Inc. dated February 13, 2001.


Yours truly,


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP